Exhibit 10.8

Collaboration Framework Agreement (CFA)

Party A: ANGKASAX INNOVATION SDN. BHD. (ANGKASA-X)

Address: S10, 2ND FLOOR, CENTREPOINT BANDAR UTAMA, NO. 3, LEBUH BANDAR UTAMA, BANDAR UTAMA, 47800 PETALING JAYA, SELANGOR, MALAYSIA

Party B: ADASPACE (HK) LIMITED

Address: RM 707, FORTRESS TOWER 250 KING’S RD NORTH POINT, HK

(Party A, Party 8 are hereinafter individually referred to as the “Party” and collectively as the “Parties”.)

RECITALS:

A Party A, ANGKASAX INNOVATION SDN. BHD. (hereinafter referred to as “ANGKASA-X”) is a company incorporated and existing under the Laws of Malaysia. ANGKASA-X is a Technological-social inclusion company investing in research & development, IP creation, technology & components sourcing, assembly-integration-testing, launching and maintaining state-of-the-art Low-Earth-Orbit (LEO) satellites. By offering an innovative Satellite-as-a-Service (SaaS) such as internet connectivity, ground station facilities, launch facility services and others to countries in ASEAN, Angkasa-X’s mission is to provide satellite internet-connectivity, and other services to remote rural areas in the countries in ASEAN and neighbouring countries to establish ASEAN Space Economy via the formation of A-SEAN LINK and A-SEANSAT LEO Satellites Constellation.

B Party B, represented by its sole shareholder IS ADASPACE TECHNOLOGY CO., LTD. (hereinafter referred to as “AdaSpace”), which is incorporated in May 2018, the company is a world-leading Al satellite internet technology company, founded by universities, research institutes, industry applications and government leaders in the fields of satellite and application fields. The business cover satellite R&D capabilities, satellite data processing, Al algorithm iteration capability, Al satellites, motorized satellites, satellite syndicate, smart cities, security emergency, travel business and metaverse. It has successfully completed 13 space missions and launched 18 Al satellites or payloads.

Through friendly negotiations and based on the principles of equality and mutual benefit, resource sharing and complementary advantages, Parties agree to enter into this CFA for the following purposes:

Article 1. PURPOSES

The purpose of this CFA is for the Parties to establish a framework for collaboration aimed at advancing research and technological innovation in the field of Space Science and associated activities, with a particular focus on Malaysia. (hereafter referred to as the “Collaboration” )

Article 2. SCOPE AND CONTENT OF COLLABORATION

Through this CFA, Parties propose to explore the potential of collaboration in the following areas:

1)	Satellite design, manufacturer, launch and all other related parts in full package solutions.

2)	The construction and operation of the ground station for geostationary orbit satellites.

3)	Collaborate to setup and operate an AIT facility in Malaysia to assemble-integrate-test LEO satellites to service the ASEAN countries.

4)	Collaboration on common projects and programs, including joint funding applications to related governments, organizations, and capitals institutions.

5)	Co-development and operation of software platform for the analysis of data with advanced satellite Al algorithm and related technologies for customized clients.

6)	Collaboration of space computing and construction of a space computing and Al data-center such as the “Star-Compute Constellation” , with priority given to bilateral collaboration under equal conditions.

7)	Organizing joint academic meetings, workshops, student training lessons and local assembling lines.

For details of each project. the Parties shall sign separate agreement for each project.

经过谈判，双方建议在以下方面进行合作：

1）卫星设计，加工制作、发射以及其相关的全套解决方案。

2）面向地轨卫星的地面站建设与运营。

3）合作在马来西亚槟城建立和运营 AIT 设施，组装-集成-测试低地球轨道卫星，为东盟国家提供服务。

4）合作开展共同项目和计划，包括向相关政府、组织和资本机构申请联合资助。

5）共同开发和运营软件平台，使用先进的卫星人工智能算法和相关技术分析数据，为定制客户提供服务。

6）合作规划开展 “Star-Compute星座” 等太空计算及太空算力中心的建设，并在同等条件下优先开展双方合作。

7）组织联合学术会议、研讨会、学生培训课程和本地装配生产线。

对于每个项目的详细情况，双方应为每个项目签署单独协议。

Article 3. The Rights and Obligations of Parties

1)	Both Parties will promote transformation of the achievement of research and technology, and promote the related projects in Malaysia.

2)	Each Party use their advantages to carry out in-depth investigation and research.

3)	As a basic rule, each Party shall bear the costs relating to its contribution to the Collaboration. Costs for implementing the Collaboration shall be confirmed on a case-by-case basis after mutual consultation.

The specific contents of the collaboration and rights and obligations thereunder shall be regulated by project agreements to be entered into between each Party (or its affiliates or related entities). Project agreements refer to specific project agreements mutually agreed upon and signed by both Parties, which are derived from the scope outlined in this CFA.

If the project agreements are inconsistent with the provisions of this framework agreement, the provisions of the specific project agreements shall prevail.

Article 4. COLLABORATION MECHANISM

To facilitate the Collaboration, Parties shall each appoint representatives for the purposes of this CFA. Parties shall establish professional technical, legal, financial and commercial teams to ensure smooth collaboration between Parties.

Article 5. CONFIDENTIAL INFORMATION

Each Party shall keep confidential all information, documents, materials and trade secrets in respect of the other Party obtained during the performance of this CFA. To the extent practically necessary, a Party shall notify the other Party prior to the disclosure, and may only disclose such confidential information to any third party with the written consent of the other Party.

Each Party shall keep confidential any professional opinions, advice and plans (in particular, various analysis data) as confidential and may not disclose such information to any third party unrelated to this CFA without the written consent of the other Party.

The obligations of confidentiality shall not apply to information which: (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving Party; (ii) was known to the receiving Party, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure; (iii) is disclosed with the prior written approval of the disclosing Party; (iv) becomes known to the receiving Party, without restriction, from a source other than the disclosing Party without breach of this CFA and otherwise not in violation of the disclosing Party’ s rights; or (v) is independently developed by the receiving Party without reference to the confidential information.

The confidentiality obligations set forth in this CFA shall remain in effect during the term of the CFA and shall continue thereafter for a period of five (5) years following the termination or expiration of this CFA, thereby ensuring ongoing protection of sensitive information.

Upon termination or expiration of this CFA, each Party shall, upon request and at the choice of the disclosing Party, return or destroy all materials containing confidential information. The receiving Party shall also delete all electronic copies of confidential information, except where such retention is legally required. The Party responsible for disposal shall confirm the destruction or return of all materials in writing to the other Party.

Article 6. No License or Representations.

This CFA does not grant, nor should it be construed to grant, any license or rights under any trademark, patent, copyright. mask work protection right, or any other form of intellectual property protection right to either Party. This includes, but is not limited to. any rights to manufacture, use, import, or sell any products that incorporate or rely upon such intellectual property.

Article 7. Governing Laws and Settlement of Disputes

This CFA between the two parties is conducted within the framework of The Agreement between the Government of the People’s Republic of China and the Government of Malaysia on Space Cooperation and Peaceful Uses of Outer Space, and complies with the existing laws, administrative regulations, state policies, and relevant industrial rules and regulations of China and Malaysia. If there are any inconsistencies between the Chinese version and the English version of this CFA. the English version shall prevail.

This CFA between the Parties is based on the principles of “combination of strengths, complementation of advantages, sharing of resources and win-win collaboration”.

Article 8. Force Majeure

Neither Party shall be liable for any failure or delay in performing their obligations under this CFA where such failure or delay results from any cause that is beyond the reasonable control of that Party. Such causes include, but are not limited to acts of God, natural disasters, war, terrorism, strikes, pandemics, government actions, or any other unforeseeable events.

Upon the occurrence of an event of Force Majeure, the affected Party shall notify the other party immediately, detailing the circumstances. The obligations under this CFA shall be suspended for the duration of the Force Majeure event.

Article 9. TERM

The term of this CFA shall be two (2) years from the date of last signature by the Parties. The term of this CFA may be varied or extended if agreed upon Parties through negotiations.

Article 10. EFFECTIVENESS, VARIATION AND TERMINATION

This CFA comes into effect on the day upon which this CFA is signed by both Parties, and will continue to be effective for a term of two (2) years. Parties may agree to execute an extension of this CFA after the expiration of such term. The termination or expiration of this CFA shall not affect the continued effectiveness of any operation agreement entered into between the Parties under this CFA.

This CFA may be varied or supplemented by written consent from each Party. Any variation or supplement to this CFA constitutes an integral part of this CFA. Parties shall negotiate in good faith concerning any matters not addressed herein.

Either Party may terminate this CFA by giving three (3) months written notice to the other Party.

Either Party may terminate this CFA if an event of Force Majeure continues for more than three (3) months. The Parties may choose to consult mutually after the three (3) month period to decide whether to continue or terminate this CFA.

Article 11. MISCELLANEOUS

This CFA does not create a partnership, joint venture, agency, or employment relationship between the Parties. Each Party to this CFA is an independent contractor in relation to the other, with neither having authority to bind the other Party in any manner whatsoever.

This CFA is executed into six counterparts, with each Party holding three counterparts. All counterparts are of the same effect. Parties shall negotiate in good faith concerning any matters not addressed herein.

This CFA is an agreement in principle on Parties’ rights and obligations, and shall be utilized as guidance for the Collaboration from the date of the last signature of the Parties for this CFA. Except for Article 5 & Article 7, no other terms of this CFA are binding on or enforceable against any Party.

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(Exceution Page)

For and on behalf of Party A:		For and on behalf of Party B:

Name:	Dato Dr. Seah Kok Wah	Name:	Dr. Wang Lei
Title:	Executive Chairman	Title:	CEO
Date:	2nd July 2024	Date:	2nd July 2024